EXHIBIT 10.10


                 RESEARCH COLLABORATION AND LICENSING AGREEMENT
                                     BETWEEN
                              GEORGETOWN UNIVERSITY
                                       AND
                         SAMARITAN PHARMACEUTICALS, INC.


         This RESEARCH COLLABORATION AND LICENSING AGREEMENT ("Agreement"), is entered into as of June 8, 2001, by and between Georgetown University ("Georgetown"), an educational institution located at 37th & O Streets, NW Washington, DC and Samaritan Pharmaceuticals, Inc. ("Samaritan"), a for-profit corporation organized under the laws of the State of Nevada, with its principal place of business at 101 Convention Center Drive, Suite 310, Las Vegas, NV.

         WHEREAS the research program contemplated by this Agreement is of mutual interest and benefit to Georgetown and to Samaritan, and will further Georgetown's instructional and research objectives in a manner consistent with its status as an educational institution.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties contained herein and in order to be legally bound, the parties hereto agree as follows:


                                    ARTICLE 1
                                   Definitions

As used herein, the following terms shall have the following meanings:

1.1 "Affiliate" means any person or entity that directly or indirectly through one or more intermediate controls, or is controlled by, or is under common control with any other entity or person. For this purpose "control" means the ownership or control of 50% or more of the outstanding voting securities of a person or entity, or, in the case of a partnership, the power to appoint or elect 50% or more of the members of the board or management or executive committee (or similar governing body) of the partnership, or the power to otherwise direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting stock or similar rights or the holding of offices in such person or entity, by contract or otherwise.

1.2 "BioVIP" means the Biologically Active Vitamin-Ion-Procaine Mixture as described in Exhibit A attached hereto and other pharmaceutically active materials, analogs, derivatives, and associated know-how and data thereof.

1.3      "Georgetown Patent Rights" refers to Georgetown's rights arising from:

(i) U.S. Patent Application No. 09/047,652 filed March 25, 1998, International Patent Application No. PCT/US99/06515 filed March 25, 1999, including Canadian, European, Japanese and U.S. National Phase Applications entitled, "Peripheral-type Benzodiazepine Receptor: A Tool for Detection, Diagnosis, Prognosis, and Treatment of Human Breast Cancer," and naming as inventors Vassilios Papadopoulos and Martine Culty ("Patent Group I");

(ii) U.S. Provisional Patent Application No. 60/096,048 filed August 11, 1998, International Patent Application No. PCT/US99/18507 filed March 11, 1999, including Australian, Canadian, European Patent Application No. 99943703.1, Japanese, and U.S. National Phase Applications entitled, "Peripheral-Type Benzodiazepine Receptor Associated Proteins, Cloning, Expression and Methods of Use," and naming as inventors, Vassilios Papadopoulos and Hua Li ("Patent Group II");

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(iii)U.S.  Provisional  Patent  Application No. 60/077,753 filed March 12, 1998,
     International  Patent Application No.  PCT/US99/05853 filed March 12, 1999,
     including  Australian,   Canadian,  European  Application  No.  99912635.2,
     Japanese and U.S. National Phase Applications entitled, "Cholesterol Recognition Sequence," and naming as inventors Vassilios Papadopoulos and Hua Li ("Patent Group III");

(iv) U.S. Provisional Patent Application No. 60/178,698 filed January 28, 2000 and International Patent Application No. PCT/US01/International application number pending, filed January 26, 2001 entitled, "Neurosteroids As Markers for Alzheimer's Disease," and naming as inventors Vassilios Papadopoulos, Rachel C. Brown and Caterina Cascio ("Patent Group IV");

(v) Georgetown's right, title and interest in any New Discovery other than a Jointly Owned Discovery and/or Jointly Owned Patent Rights.

(vi) any and all domestic and foreign patent applications corresponding to such patent rights including, any United States divisions, continuations, reissues, or re-examinations thereof, and any United States or foreign patents or patent applications claiming Georgetown Information and/or Georgetown Inventions.

1.4 "Jointly Owned Discovery" means (i) any New Discovery that is conceived or reduced to practice in the course of the Sponsored Research arising out of or relating to BioVIP or any and all improvements of BioVIP by the Principal Investigator and/or Georgetown's faculty, staff, employees, or students, including without limitation, any pharmaceutically active materials, analogs, derivatives, and associated know-how and data thereof, and (ii) any New Discovery not related to BioVIP conceived or reduced to practice jointly by the Principal Investigator and/or by Georgetown's faculty, staff, employees, or students in collaboration with one or more employees or agents of Samaritan. For the avoidance of doubt and for the purpose of this definition and determining ownership rights, Dr. Vassilios Papadopoulos shall not be considered an employee or agent of Samaritan.

1.5 "Jointly Owned Patent Rights" means (i) Georgetown's and Samaritan's interest in any Jointly Owned Discovery, and (ii) any and all domestic and foreign patent applications corresponding to such patent rights including, any United States divisions, continuations, reissues, or re-examinations thereof, and any United States or foreign patents or patent applications claiming a Jointly Owned Discovery.

1.6 "Licensed Product" shall mean any product or service, the manufacture, use or sale of which would infringe any Patent Rights (or any claim pending in any patent application included in any Patent Rights, if a patent were to be granted thereon), but for the licenses to be granted pursuant to this Agreement.

1.7 "Net Sales" means the gross revenue generated by sale or use of the Licensed Product in the form in which it is sold or used, whether or not assembled (and without excluding therefrom any components or subassemblies thereof, whatever their origin and whether or not patent impacted) less the following items: (i) import, export, excise, value added and sales taxes, plus custom duties; (ii) costs of insurance, packing and transportation from the place of manufacture to the customer's premises or point of installation; (iii) normal and customary quantity and cash discounts; (iv) credit for returns, allowances, or trades actually given; and (v) such other items as the parties may mutually agree in writing from time to time.

1.8 "New Discovery" shall mean any new process, diagnostic, article of manufacture, know-how, compound, composition of matter, apparatus, invention or discovery conceived or reduced to practice resulting from or arising out of Sponsored Research including without limitation, any pharmaceutically active materials, analogs, derivatives, and associated know-how and data thereof. As used in this Agreement, the terms "conceived" and "reduced to practice" shall be given the meaning of those terms as they appear in 35 U.S.C. 102(g).

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1.9      "Patent Rights" means collectively the Georgetown Patent Rights and the
         Jointly Owned Patent Rights.

1.10 "Pre-Research Information" means the technical data, materials, formulas, pre-clinical data and clinical data, and know-how pertaining to the manufacture or use of the Georgetown Patent Rights known to the Principal Investigator and/or Georgetown's faculty, staff, employees, or students prior to date hereof.

1.11 "Principal Investigator" means Dr. Vassilios Papadopoulos or if for any reason Dr. Papadopoulos is unable or unwilling to serve as the Principal Investigator, a successor person acceptable to both Georgetown and Samaritan.

1.12 "Regulatory Approval" means any approval or clearance by any governmental agency or agencies having authority to regulate the use or sale of any Licensed Product in the pertinent jurisdiction or territory.

1.13 "Research Information" means any information, technical data, materials, formulas, pre-clinical data and clinical data, and know-how resulting from or arising out of the Sponsored Research which is created or collected by the Principal Investigator and/or Georgetown's faculty, staff, employees, or students.

1.14 "Samaritan's Confidential Information" shall mean any and all trade secrets, privileged records, or other confidential or proprietary information disclosed to Georgetown in connection with the Sponsored Research or this Agreement.

1.15 "Sponsored Research" means the research program described on Exhibit A attached hereto as it may be revised, amended or supplement from time to time by mutual written agreement between the parties as set forth in
         Article II hereof.

1.16 "Sublicensee" means any person or entity other than Samaritan or an Affiliate of Samaritan, licensed by Samaritan to make, have made, use or sell any Licensed Product.


                                    ARTICLE 2
                               Sponsored Research

         Georgetown shall conduct the Sponsored Research commencing on July 1, 2001, and continue the Sponsored Research through June 30, 2008, unless this Agreement is terminated prior to June 30, 2008, in accordance with Article 11 hereof. Georgetown shall conduct the Sponsored Research at Georgetown under the supervision of the Principal Investigator. Georgetown shall make no less than 1,500 square feet of lab space and two offices available to conduct the Sponsored Research which shall be approved by the Principal Investigator. The Principal Investigator shall be responsible for the direction of the Sponsored Research consistent with the scope of the Sponsored Research as described on Exhibit A attached hereto as the scope of the Sponsored Research may be from time to time revised, amended or supplement by mutual written agreement of the parties. The scope of the Sponsored Research shall be jointly reviewed by the parties on or about July 1st of every year starting with July 1, 2002.

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                                    ARTICLE 3
                               Costs And Payments

3.1 As consideration for Georgetown's performance under this Agreement, Samaritan shall pay Georgetown $ per year, in quarterly installments. In year one, the payments shall be made by Samaritan within 10 days following the end of each calendar quarter (i.e., the first $ payment shall be due no later then October 10, 2001). The timing or "due date" of such quarterly payments after the first full year under this Agreement, shall be mutually agreed by the parties thereafter. These funds shall be used by Georgetown to pay direct costs of $ in accordance with the budget set forth in Exhibit B attached hereto and indirect costs of $. The Principal Investigator shall have the right to reasonably reallocate the $ of direct costs between budget line items so long as such $ is used directly for the Sponsored Research. If the Principal Investigator determines to reallocate any direct costs between budget line items in any material respect, the Principal Investigator shall provide a written revised budget to the parties. The scope of the budget for the Sponsored Research shall be jointly reviewed by the parties on or about July 1st of every year starting with July 1, 2002. Within thirty (30) days of the end of each calendar quarter, the Principal Investigator shall provide an expense report to Georgetown and Samaritan showing reasonable details of the direct costs incurred in connection with the Sponsored Research for the most recently completed calendar quarter and cumulatively for the applicable year.

3.2 In respect of the Georgetown Patent Rights which are the subject of the four licenses to be granted to Samaritan under Section 5.1 hereof, on or before June 30, 2001, Samaritan shall reimburse Georgetown for the reasonable costs and expenses of such patent preparation, filing and prosecution incurred by Georgetown up to the date hereof up to a maximum amount of $.

3.3 Samaritan shall make any payments due under this Agreement by check payable to "Georgetown University." Any such checks shall also note the name of the Principal Investigator and state that the payment is in connection with the "Research Collaboration And Licensing Agreement Between Georgetown University and Samaritan Pharmaceuticals, Inc." Such checks shall be mailed to: Manager, Sponsored Accounting Office, Georgetown University, 2 Ryan Administration, 37th & O Streets, NW, Washington, DC 20057. Georgetown's Taxpayer Identification Number is or such other person or address as requested in writing by Georgetown.


                                    ARTICLE 4
           Ownership Of Technologies, Information And New Discoveries

4.1 Subject to Georgetown's obligations under Article 5 hereof, the parties agree and acknowledge that any New Discoveries not related to BioVIP conceived or reduced to practice solely by the Principal Investigator and/or by Georgetown's faculty, staff, employees, or students shall be the sole and exclusive property of Georgetown.

4.2 Georgetown agrees and acknowledges that any information, data and other intellectual property related to BioVIP existing as of the date hereof is the sole and exclusive property of Samaritan. Subject to Georgetown's obligations under Article 5 hereof, the parties agree and acknowledge that any New Discoveries related to or arising out of BioVIP conceived or reduced to practice by the Principal Investigator and/or by Georgetown's faculty, staff, employees, or students shall be jointly-owned by Georgetown and Samaritan.

4.3 Subject to Georgetown's obligations under Article 5 hereof, the parties agree and acknowledge that any New Discoveries not related to BioVIP conceived or reduced to practice jointly by the Principal Investigator and/or by Georgetown's faculty, staff, employees, or students in collaboration with one or more employees or agents of Samaritan shall be owned jointly by Georgetown and Samaritan.

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4.4      The parties agree and acknowledge that any new process, diagnostic, article of manufacture, know-how, compound, composition of matter, apparatus, invention or discovery not resulting from or arising out of the Sponsored Research conceived or reduced to practice by Samaritan or its employees or agents shall be the sole and exclusive property of Samaritan.

4.5 The parties agree and acknowledge that any information, technical data, materials, formulas, pre-clinical data and clinical data, and know-how pertaining to BioVIP existing prior to the date of this Agreement constitutes proprietary information of Samaritan. The parties agree and acknowledge that the Pre-Research Information and any Research Information which does not relate to or arise out of BioVIP constitutes proprietary information of Georgetown. The parties agree and acknowledge that any Research Information which does relate to or arise out of BioVIP constitutes proprietary information of Samaritan. Samaritan shall have the right to review, copy and use any Pre-Research Information or Research Information for any business or commercial purpose. Georgetown shall have the right to review, copy and use any Pre-Research Information or Research Information solely for non-commercial research and educational purposes.


                                    ARTICLE 5
                 Notice Of New Discoveries And Grant Of Licenses

5.1      At any time after the execution hereof, Georgetown shall, within two
         (2) business days of the request of Samaritan, grant to Samaritan licenses with respect to the Georgetown Patent Groups as described in
         Section 1.3(i), (ii), (iii) and (iv) hereof in the form and substance as set forth as Exhibit C attached hereto.

5.2 Samaritan shall immediately upon the execution hereof, as a royalty in consideration for the licenses to be granted to Samaritan under this Agreement, Samaritan shall issue to Georgetown 500,000 common stock purchase warrants (the "Warrants"). The Warrants shall have a term of ten years and an exercise price of $1.50 per share. The warrant certificate representing the Warrants shall be in the form and substance set forth as Exhibit D attached hereto.

5.3 Georgetown shall promptly notify Samaritan in writing of any New Discovery within thirty (30) days of its creation or discovery by submitting to Samaritan a "Georgetown University Invention Disclosure Form" in the form and substance as set forth in Exhibit E attached hereto. Georgetown shall have sixty (60) days from the date of creation or discovery to grant to Samaritan a license for such New Discovery in the form and substance set forth as Exhibit F attached hereto. The field of use under each such license shall be for any and all indications related to such New Discovery. Such licenses shall provide that Samaritan shall pay Georgetown a royalty of: (i) percent (%) of Net Sales of Licensed Products sold by Samaritan and its Affiliates and covered by the Georgetown Patent Rights, and (ii) percent (%) of Net Sales of Licensed Products sold by Samaritan and its Affiliates and covered by the Joint Patent Rights. In addition, such licenses shall provide that Samaritan shall pay Georgetown royalties for any Sublicenses of: (i) % of net revenues received by Samaritan and its Affiliates under any Sublicenses covered by the Georgetown Patent Rights, and (ii) % of net revenues received by Samaritan and its Affiliates under any Sublicenses covered by the Joint Patent Rights. Samaritan shall pay such royalties and make royalty reports on a quarterly basis within 30 days after the end of each calendar quarter. In order to secure the payment of the royalty amounts due to Georgetown under a license granted to Samaritan, Samaritan shall grant Georgetown a security interest in such license and accounts receivable resulting from the sale of Licensed Products under such license (with respect to the security interest in accounts receivable, so long as such security interest would not interfere with any loan or financing agreement Samaritan may become a party to). The licenses shall include the right to grant sublicenses and shall be exclusive. However, in respect of the Georgetown Patent Rights, Georgetown shall be permitted: (i) to practice the technology, by making, using and distributing Licensed Products, for non-commercial research and educational purposes only, and (ii) to grant licenses to not-for-profit entities solely for non-commercial research and educational purposes. Any license granted by Georgetown to Samaritan hereunder shall remain in effect until expiration of the last to expire of the applicable Patent Rights.

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                                    ARTICLE 6
                      Record Keeping, Reporting, And Access

6.1 Samaritan's employees, authorized representatives or agents, and regulatory authorities to the extent required by law, may during regular business hours with reasonable prior notice to the Principal Investigator examine and inspect Georgetown's facilities used for the performance of the Sponsored Research.

6.2 Georgetown shall cooperate as reasonably requested by Samaritan with any regulatory authority and allow access to relevant records and data related to or arising from the Sponsored Research.

6.3 Georgetown and the Principal Investigator shall prepare and maintain complete, accurate, legible written records, accounts, notes, reports and data on the Sponsored Research and any funds spent in connection therewith. During regular business hours, with reasonable prior notice to the Principal Investigator, Samaritan shall have the right to inspect and copy any records, accounts, notes, reports and data related to or arising from the Sponsored Research or any funds spent in connection therewith .


                                    ARTICLE 7
                            Confidential Information

7.1 Georgetown and the Principal Investigator agree to hold the results of the Sponsored Research, Pre-Research Information, and the Research Information in the strictest confidence, subject to its limited disclosure rights under this Article, Article 8 hereof and Section 4.5 hereof.

7.2 Georgetown and the Principal Investigator shall not disclose or use for any purpose other than performance of the Sponsored Research, any and all of Samaritan's Confidential Information disclosed to Georgetown in connection with the Sponsored Research or this Agreement. Samaritan's Confidential Information shall be identified as such to Georgetown in writing, or if disclosed orally, it shall be reduced to writing within thirty (30) days after disclosure to Georgetown. Any of Samaritan's Confidential Information that is not in oral or written form, such as but not limited to data tapes, shall be designated in writing as Samaritan's Confidential Information within thirty (30) days after disclosure to Georgetown. Georgetown's obligations of non-disclosure and non-use of Samaritan's Confidential Information shall not apply to any of the following: (a) information at or after such time that it is or becomes publicly available through no fault of Georgetown; (b) information that is already independently known to Georgetown as shown by its prior written records, provided that Georgetown so advises Samaritan promptly upon Georgetown's discovery that the information is already independently known to the Georgetown; or (c) information at or after such time that it is disclosed to Georgetown on a non-confidential basis by a third party with the legal right to do so.

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7.3      In the event Georgetown finds it necessary to disclose any of
         Samaritan's Confidential Information, the results of the Sponsored Research, any Pre-Research Information or any other Research Information to a government authority to permit the Georgetown to defend its research against an allegation of fraud or other misconduct, or to defend itself in any other legal proceeding, Georgetown shall first notify Samaritan, and Georgetown and Samaritan shall then attempt in good faith to agree upon a mutually satisfactory way to disclose such information as necessary for this limited purpose.


                                    ARTICLE 8
                        Georgetown's Right Of Publication

8.1 Samaritan recognizes that consistent with Georgetown's status as an educational institution and the principles of academic freedom, Georgetown requires that its researchers be free to publish the results of their research activities. Samaritan agrees that researchers engaged in the Sponsored Research shall be permitted to publish in journals, theses, dissertations, or other format of their own choosing, and to present at symposia and national or regional professional meetings, the methods and results of the Sponsored Research, provided, however, that Samaritan shall have been furnished copies of any proposed publication or presentation at least thirty (30) days in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party. Any such proposed publication or presentation shall state the name of the Principal Investigator and state that the research giving rise to such proposed publication or presentation was supported by Samaritan under this Agreement. The right of publication by Georgetown or its faculty, staff, employees or students, as indicated in this Article, shall not be affected by any license granted to Samaritan under Article 5 hereof.

8.2 Samaritan shall have thirty (30) days after receipt of the copies of any proposed publication or presentation to object to the proposed presentation or publication because there is patentable or proprietary information which is Samaritan's Confidential Information or information which related to or arises out of the Sponsored Research contained in such proposed publication or presentation that Samaritan has a reasonable business interest in keeping confidential. In the event Samaritan makes such an objection, Georgetown and its researchers shall refrain from making such publication or presentation until the parties can agree on a reasonable limitation on such disclosure, until a patent application directed to the patentable subject matter contained in the proposed publication or presentation can be filed with the United States Patent and Trademark Office and/or foreign patent offices, or until Dr. Papadopoulos gives his written approval therefore after consultation with and notice to Samaritan.


                                    ARTICLE 9
                                   Use Of Name

9.1 Georgetown and Samaritan shall obtain the prior written permission from each other before using the name, symbols and/or marks of the other in any form of publicity in connection with this Agreement, the Sponsored Research or any license grant hereunder. This shall not include legally required disclosure by Georgetown or Samaritan that identifies the existence of the Agreement, reports generated in the normal course of business by Georgetown or Samaritan, or where acknowledgment of the Agreement or the Sponsored Research is required by the guidelines of a scientific publication or organization. Samaritan may use the name of Dr. Papadopoulos in connection with his status as a director, officer or scientific advisor to Samaritan. Georgetown acknowledges that Samaritan is a publicly traded company and shall be required by law and applicable regulations to make disclosures relating to this Agreement and the Sponsored Research.

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9.2      Samaritan shall not use, nor authorize others to use, the name, symbols, or marks of Georgetown in any advertising or publicity material or make any form of representation or statement in relation to this Agreement or the Sponsored Research that would constitute an express or implied endorsement by Georgetown of any commercial product or service, without prior written approval from Georgetown.


                                   ARTICLE 10
                                    Insurance

10.1 Georgetown shall maintain during the performance of this Agreement the following insurance or self-insurance coverage in amounts no less than that specified for each type: (i) bodily injury or death insurance and liability insurance with limits of not less than $1,000,000 per occurrence and $1,000,000 per accident; (ii) property damage liability insurance with limits of not less than $500,000 per occurrence and $500,000 per accident; and (iii) worker's compensation insurance in the amount required by the laws of the state or commonwealth in which Georgetown's workers are located.

10.2 Upon request, Georgetown shall provide evidence of its insurance or self-insurance coverage and unless self-insured, will provide to Samaritan thirty (30) days prior written notice of any cancellation of its coverage.


                                   ARTICLE 11
                      Termination Of The Sponsored Research

11.1 Samaritan shall have the right to terminate the Sponsored Research under this Agreement upon sixty (60) days written notice in the event that Dr. Papadopoulos ceases to be the Principal Investigator or have responsibility for directing the Sponsored Research.

11.2 Georgetown shall have the right to terminate the Sponsored Research under this Agreement upon sixty (60) days prior written notice in the event that Dr. Greeson ceases to be the Chief Executive Officer of Samaritan.

11.3 In the event of that Samaritan fails to make any payment due to Georgetown under this Agreement, Georgetown shall have the right to terminate the Sponsored Research under this Agreement upon sixty (60) days prior written notice if Samaritan fails to pay to Georgetown such amount within such 60-day period.

11.4 Samaritan shall notify Georgetown immediately upon the occurrence or expected occurrence of any of the following events: (i) a petition in bankruptcy is filed by or against Samaritan; or (ii) Samaritan makes an assignment for the benefit of creditors. Regardless of whether such notice is given, Georgetown shall have a right to terminate the Sponsored Research under this Agreement immediately by written notice to Samaritan upon the occurrence of any of the foregoing events.

11.5 Each of Samaritan or Georgetown shall have a right to terminate the Sponsored Research under this Agreement for any reason or for no reason (including improper use of name in violation of Article 9 hereof), upon 180 days prior written notice to the other party.

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11.6     Termination of the Sponsored Research under this Agreement by either party shall mean that all rights and obligations of either party under Articles 2 and 3 (except Samaritan's obligations under Section 3.2 shall survive) hereof shall be terminated in full on the effective date. Termination of the Sponsored Research under this Agreement by either party shall not affect any rights or obligations of the parties accrued prior to the effective date of any termination of the Sponsored Research. All of the rights and obligations of the parties under this Agreement other than the rights and obligations under Articles 2 and 3 hereof, shall survive the termination of the Sponsored Research under this Agreement. Each license granted or to be granted under Article 5 hereof shall not be terminated or in any way effected if the Sponsored Research is terminated or this Agreement is terminated. Each such license shall have its own termination provisions as set forth in the respective license.


                                   ARTICLE 12
              Delivery To Samaritan Of Unused Materials and Records

         Upon termination or completion of the Sponsored Research, all unused compounds, drugs, devices, and other related materials that were furnished to the Georgetown by or on behalf of the Samaritan shall be returned to the Samaritan at the Samaritan's expense. Upon termination or completion of the Sponsored Research, Georgetown shall within thirty (30) days thereof, send to Samaritan copies of all of the records, accounts, notes, reports and data relating to or arising out of the Sponsored Research including any financial information in connection therewith which is in the possession or control of Georgetown at the time the Sponsored Research is terminated or completed. Georgetown shall be permitted to keep the originals of any such records and information subject to Georgetown's obligations under this Agreement including under Article 7 which survive any termination of the Sponsored Research.


                                   ARTICLE 13
                        Patent Costs; Patent Prosecution

         Samaritan shall retain an independent patent attorney to handle the preparation, filing and prosecution of all patent applications relating to the Patent Rights or resulting from the Sponsored Research. Samaritan shall be responsible for all costs associated with such patent preparation, filing and prosecution, including attorneys' fees and maintenance fees. Samaritan's choice of patent counsel with respect to the Georgetown Patent Rights shall be subject to approval by Georgetown. Samaritan shall keep Georgetown informed with respect to all of the patent applications.


                                   ARTICLE 14
                            Third Party Infringement

         Samaritan shall have the right to pursue third party infringers at its own expense. Unless required to do so by court order, Samaritan shall not, without Georgetown's prior written consent, join Georgetown in any suit to enforce or defend the validity of any Patent Rights. Samaritan shall be entitled to control the litigation and settlement of any such suit; provided, however, that Samaritan shall not enter into any settlement agreement affecting the validity or enforceability of any of the Georgetown Patent Rights without the prior consent of Georgetown which such consent shall not be unreasonably withheld or delayed. At Samaritan's request and expense, Georgetown will cooperate and assist in connection with any litigation to enforce the Patent Rights and claims relating to alleged infringement of any third party intellectual property rights.

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                                   ARTICLE 15
                      Regulatory Approvals; Clinical Trials

         Samaritan shall, at its own expense, be responsible for and have the sole right to control the process of seeking any Regulatory Approvals for and conducting clinical trials with respect to any new drugs or therapies developed as a result of or arising out of the Sponsored Research.


                                   ARTICLE 16
                                   Assignment

16.1 Neither party to this Agreement may assign, cede, or transfer any of its rights or obligations under this Agreement without the written consent of the other partner, which consent may not be unreasonably withheld; provided, however, without such consent either party may assign this Agreement in connection with the transfer or sale of all or substantially all of its assets or business or its merger or consolidation with another organization. Samaritan may assign this Agreement in whole or in part to any Affiliate without consent of the Georgetown. If either party makes an assignment that does not require the consent of the other party, the party making the assignment shall notify the other party of the assignment.

16.2 This Agreement shall inure to the benefit of and be binding upon each party signatory to the Agreement, its successors and permitted assignees. No assignment shall relieve either party of the performance of any accrued obligation that such party may then have under this Agreement.


                                   ARTICLE 17
                         Representations and Warranties

17.1 Georgetown represents and warrants to Samaritan that Georgetown has the right to grant Samaritan the license granted herein and that it has not granted the Patent Rights or any rights in any Licensed Technology to any person or entity, subject to the provisions of Sections 2.5 and 5.2 herein. Georgetown further represents and warrants to Samaritan that Georgetown that (i) it has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by Georgetown of its obligations hereunder knowingly does or knowingly will conflict with or violate any provision of Georgetown's organizational documents, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against Georgetown.

17.2 Samaritan represents and warrants to Georgetown that (i) it has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by Samaritan of its obligations hereunder conflict with or violate any provision of Samaritan's certificate of incorporation or bylaws, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against Samaritan.


                                   ARTICLE 18
                 No Transfer Of Proprietary Rights Not Specified

         It is agreed that neither Samaritan nor Georgetown transfers to the other by operation of this Agreement any patent right, copyright, or other proprietary right of either party, except as expressly contemplated in this Agreement.

                                   ARTICLE 19
                             Independent Contractor

19.1 In the performance of all services under this Agreement, Georgetown shall be deemed to be and shall be an independent contractor and, as such, shall not be entitled to any benefits applicable to employees of Samaritan.

19.2 In the performance of all services under this Agreement, Samaritan shall be deemed to be and shall be an independent contractor and, as such, shall not be entitled to any benefits applicable to employees of Georgetown.

19.3 Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other.


                                   ARTICLE 20
                                     Notice

         Any notices, consents, waivers or other communications required or permitted to be given under this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be: or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.


                                   ARTICLE 21
                                     Waiver

         No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision, or condition of this Agreement.


                                   ARTICLE 22
                                   Attachments

         The exhibits mentioned throughout this Agreement are incorporated into this Agreement and are an integral part of this Agreement for all purposes.

                                   ARTICLE 23
                                   Amendments

         This Agreement may only be amended by the mutual written consent of Georgetown and Samaritan. Any amendment or modification to this Agreement is valid only if signed on behalf of the Georgetown by a representative of the Georgetown Office of Technology Transfer or the Georgetown Office of Financial Affairs.


                                   ARTICLE 24
                                  Severability

         The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement.


                                   ARTICLE 25
                                Entire Agreement

         This Agreement represents the entire understanding of the parties with respect to the subject matter of this Agreement.


                                   ARTICLE 26
                                 Applicable Law

         All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the District of Columbia, without giving effect to any choice of law or conflict of law provision or rule (whether of the District of Columbia or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the District of Columbia.

         IN WITNESS WHEREOF, Georgetown and Samaritan intending to be legally bound hereby, have caused their respective authorized representatives to execute and deliver this Research Collaboration and Licensing Agreement as of the date first written above.


FOR SAMARITAN:                       FOR GEORGETOWN:

----------------------------         ---------------------------
Dr. Janet Greeson                    Name:______________________
Chief Executive Officer              Title:_______________________

ACCEPTED AND ACKNOWLEDGED BY:


----------------------------
As the Principal Investigator

                 RESEARCH COLLABORATION AND LICENSING AGREEMENT
                                     BETWEEN
                              GEORGETOWN UNIVERSITY
                                       AND
                         SAMARITAN PHARMACEUTICALS, INC.


                                    EXHIBIT A

                        Description of Sponsored Research

                 RESEARCH COLLABORATION AND LICENSING AGREEMENT
                                     BETWEEN
                              GEORGETOWN UNIVERSITY
                                       AND
                         SAMARITAN PHARMACEUTICALS, INC.


                                    EXHIBIT B

                          Budget for Sponsored Research

                 RESEARCH COLLABORATION AND LICENSING AGREEMENT
                                     BETWEEN
                              GEORGETOWN UNIVERSITY
                                       AND
                         SAMARITAN PHARMACEUTICALS, INC.



                                    EXHIBIT C

                                     FORM OF
                           EXCLUSIVE LICENSE AGREEMENT

         [INSERT SHORT NAME FOR TECHNOLOGY]

         This EXCLUSIVE LICENSE AGREEMENT is entered into as of this ____ day of ________, by and between Georgetown University ("Georgetown" or "Licensor"), a not-for-profit academic institution organized under the laws of the District of Columbia, having a principal address at 37th & O Streets, N.W., Washington, D C. and Samaritan Pharmaceuticals, Inc. ("Samaritan" or "Licensee"), a for-profit corporation organized under the laws of the State of Nevada, having a principal place of business at 101 Convention Center Drive, Suite 310, Las Vegas, NV. Capitalized terms used herein and not otherwise defined herein are defined in
Article 1 hereof.


RECITALS

         WHEREAS Georgetown is the owner to certain technology as further defined herein;

         WHEREAS Georgetown wishes to have such technology developed and marketed in order that products resulting therefrom may be available for public use and benefit; and

         WHEREAS Samaritan wishes to acquire a license in respect of such technology for the purpose of undertaking development, to manufacture, use and sell Licensed Products in the Field of Use.

         In consideration of the promises and mutual covenants contained in this Agreement and in order to be legally bound, Georgetown and Samaritan agree to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties contained herein and in order to be legally bound, the parties hereto agree as follows:


ARTICLE I
                                   Definitions

As used herein, the following terms shall have the following meanings:

1.17 "Active Compound" means such pharmaceutically active materials that arise from or out of the Patent Rights and/or such other pharmaceutically active materials as may arise from or out of the Licensed Technology.

1.18 "Affiliate" means any person or entity that directly or indirectly through one or more intermediate controls, or is controlled by, or is under common control with any other entity or person. For this purpose "control" means the ownership or control of 50% or more of the outstanding voting securities of a person or entity, or, in the case of a partnership, the power to appoint or elect 50% or more of the members of the board or management or executive committee (or similar governing body) of the partnership, or the power to otherwise direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting stock or similar rights or the holding of offices in such person or entity, by contract or otherwise.

1.19 "Field of Use" means any and all uses of Active Compound, device, technology or product in any indication subject to the pull-back provision in Section 5.2 hereof.

1.20     "FDA" means the United States Food & Drug Administration.

1.21 "Information" means any and all information, technical data, materials, formulas, pre-clinical data and clinical data, and know-how resulting from or arising out of the Patent Rights and/or the Licensed Technology.

1.22 "Licensed Product" shall mean any product or service, the manufacture, use or sale of which would infringe any Patent Rights (or any claim pending in any patent application included in any Patent Rights, if a patent were to be granted thereon), but for the licenses to be granted pursuant to this Agreement.

1.23 "Licensed Technology" means the collection of Information, Patent Rights, Licensed Product(s) as herein defined, and any and all improvements, discoveries, enhancements, and modifications of the Patent Rights or Licensed Technology arising from or relating to the Sponsored Research after the effective date of the License.

1.24 "Master Agreement" means the Research Collaboration And Licensing Agreement entered into as of June 8, 2001, by and between Georgetown and Samaritan.

1.25 "Net Sales" means the gross revenue generated by sale or use of the Licensed Product in the form in which it is sold or used, whether or not assembled (and without excluding therefrom any components or subassemblies thereof, whatever their origin and whether or not patent impacted) less the following items: (i) import, export, excise, value added and sales taxes, plus custom duties; (ii) costs of insurance, packing and transportation from the place of manufacture to the customer's premises or point of installation; (iii) normal and customary quantity and cash discounts; (iv) credit for returns, allowances, or trades actually given; and (v) such other items as the parties may mutually agree from time to time.

1.26    "Patent Rights" means ___________________________________ and any and all domestic and foreign patent applications corresponding to such patent rights including, any United States divisions, continuations, continuations-in-part, reissues, or re-examinations thereof, and any and all patents issuing or registered thereto, including reissues and re-examinations thereof.

1.27 "Regulatory Approval" means any approval or clearance by any governmental agency or agencies having authority to regulate the use or sale of any Licensed Product or Licensed Technology in the pertinent jurisdiction or territory.

1.28     "Sponsored Research" has the meaning set forth in the Master Agreement.

1.29 "Sublicensee" means any person or entity other than Samaritan or an Affiliate of Samaritan, licensed by Samaritan to make, have made, use or sell any Licensed Product or the Licensed Technology.

1.30 "Sublicense" means a license granted by Samaritan to a Sublicensee to make, have made, use or sell any Licensed Product or the Licensed Technology.


ARTICLE II
                                Grant of License

2.1 License. Georgetown hereby grants, and Samaritan hereby accepts, upon the terms and subject to the conditions set forth in this Agreement: (i) an exclusive license in the Field of Use to the Licensed Technology and under the Patent Rights to make, have made, use, import, export, dispose of, and sell the Licensed Products and to practice or use the Licensed Technology anywhere in the world, (ii) to the extent an exclusive license is not available to Samaritan by law in any country, a non-exclusive license in the Field of Use under the Patent Rights to make, have made, use, import, export, dispose of, and sell the Licensed Products and to practice or use the Licensed Technology in such countryand (iii) an exclusive license to use the Information anywhere in the world, (iv) the grant of the exclusive license shall also include a grant of rights to continuation patents, continuation-in part patents, patent extensions, patent renewals, reissue patents and re-examined patents and any and all improvements, discoveries, enhancements, and modifications of the Patent Rights or Licensed Technology arising from or relating to the Sponsored Research after the effective date of the License.

2.2 Sublicenses. Samaritan shall be free to grant Sublicenses hereunder provided the terms and conditions of any Sublicense do not conflict with the terms and conditions of this Agreement in any material respect. A grant of a license to a controlled company shall not deemed to be sublicensed.

2.3 Georgetown's Retained Rights. Georgetown shall retain a limited right to practice or use the Licensed Technology by making, using and distributing Licensed Products for non-commercial research and educational purposes only. Georgetown also retains the right to grant licenses to practice or use the Licensed Technology to not-for-profit entities solely for non-commercial research and educational purposes. Other than directly conducting the Sponsored Research or as expressly set forth in this Section 2.3 and in Section 5.2 hereof, Georgetown shall not have any rights whatsoever to practice, use or license the Licensed Technology.

2.4 Complimentary Intellectual Property. In respect to any complimentary intellectual property, including copyrights, trademarks especially trade secrets (e.g., "show" and "know-how") developed or created by Licensee or any Sublicensee to produce the Licensed Product or perform the licensed process shall be the property of the Licensee. Notwithstanding the foregoing, manuscripts submitted for publication subject to Article 8 of the Master Agreement in any scientific journal shall not be the property of Licensee.

2.5 Certain Rights of the U.S. Government. The parties mutually acknowledge that the United States Government, as a matter of statutory right under 35 U.S.C. 200-212, may hold a nonexclusive license and certain other rights under the Patent Rights on inventions made as a consequence of research whose funding includes funds supplied by the United States Government. In the event the United States Government has such rights or in the future is found to have such rights with respect to all or any Patent Rights and/or Licensed Technology, any license contemplated under this Agreement, even if termed an "exclusive" license, shall be understood to be subject to the rights of the United States Government, without any effect on the parties remaining obligations, as set forth in this Agreement.

ARTICLE III
                                    Royalties

3.1 Royalties From Net Sales. In further consideration, Samaritan shall pay royalties on Net Sales of each Licensed Product made, used or sold by Samaritan or its Affiliates, in any country where such manufacture, use or sale would, but for the licenses granted hereby, infringe a valid and enforceable claim under any Patent Rights at the royalty rate of ___ percent (__%).

3.2 Royalties From Sublicenses. Samaritan shall pay royalties to Georgetown equal to ____ percent (__%) of Samaritan's net
         -----------------------------
revenue received under any Sublicenses.

3.3 Minimum Royalties. In partial consideration for the license granted herein, Samaritan shall pay the following minimum royalties commencing on December 31, 2002 (Year 1) and annually thereafter until the aggregate royalty payments under Sections 3.1 and 3.2 received by Georgetown exceeds the minimum royalty amount:

         (a)      $  ____ Year 1                              December 31, 2002
         (b)      $  ____ Year 2                              December 31, 2003
         (c)      $  ____ Year 3                              December 31, 2004
         (d)      $  ____ Year 4                              December 31, 2005
         (e)      $  ____ Year 5 and succeeding               December 31, 2006

3.4      Remittance of Royalties.

         (a) The amount of any royalty payments due hereunder shall be calculated as of the end of each six-month period ending June 30 and December 31, and such payments shall be made within sixty (60) days after the end of such period. Each payment shall be accompanied by a report setting forth: (i) Net Sales of each Licensed Product by Samaritan and its Affiliates on a country-by-country basis, and (ii) net revenue received by Samaritan or any of its Affiliates under any Sublicense. Additionally, such report shall set forth the calculation of the accompanying royalty payment.

         (b) The amount of all royalty payments shall be calculated, and all payments shall be made in U.S. dollars to the extent possible. Conversion of Net Sales from any foreign currency shall be made at the New York foreign exchange selling rates applicable to trading among banks in amounts of one million dollars and more, as quoted at 3 p.m. Eastern time by Bankers Trust Co. in New York on June 30 or December 31, as the case may be, or if such day is not a business day, on the preceding business day.

         (c) Samaritan shall be permitted to deduct or withhold from any royalty payments and pay to the proper authority any and all taxes or fees required by law or regulation to be deducted or withheld with respect to such payments, and all such taxes or fees shall be for the account of Georgetown. Samaritan will obtain and send to Georgetown any receipts for such payments.

         (d) If at any time exchange controls or other restrictions or conditions beyond the control of Samaritan prevent the prompt remittance of the royalties in any country, Georgetown agrees that Samaritan or its Affiliate or Sublicensee may make such payments by depositing the amount thereof in local currency to Georgetown's account in a bank or other depository in such country.

         (e) Royalties payable under Section 3 hereof or any other license granted to Samaritan by Georgetown pursuant to or in connection with the Master Agreement, shall be computed only once with respect to any Net Sales of any products or any Sublicenses, regardless of the number of licenses or patents which relate to a given product or Sublicense.

         (f) Samaritan shall make any payments due under this Agreement by check payable to "Georgetown University." Any such checks shall state that the payment is in connection with the "Exclusive License Agreement -- [insert short name for technology], dated ______________, between Georgetown University and Samaritan Pharmaceuticals, Inc." Such checks shall be mailed to: ________________, or such other person or address as requested in writing by Georgetown.

         (g) In connection with the calculation of the amount of any royalty payments due hereunder, Samaritan shall receive credit for any and all costs, expenses and/or fees related to patent prosecution, maintenance and enforcement, paid by Samaritan or its Affiliates including any such amounts paid by Samaritan to Georgetown University as a reimbursement therefore pursuant to the Master Agreement; and (2) costs, expenses and fees relating to product development, clinical trials and the FDA approval process and/or any other Regulatory Approval process but only to the extent that a Sublicensee expressly reimburses Samaritan for such costs, expenses and fees.

3.5 Security Interest. In order to secure the payment of the royalty amounts due to Georgetown under this Agreement, Samaritan shall upon request grant to Georgetown a security interest in this Agreement and in any accounts receivable resulting from Net Sales of any Licensed Products, so long as such security interest will not interfere with any loan or financing agreement Samaritan may become a party to.


ARTICLE IV
                  Maintenance of Books and Records; Accounting

         Samaritan agrees to maintain, and to use reasonable efforts to require each of its Affiliates and sublicensees to maintain accurate books and records containing sufficient information required to reasonably calculate the royalties payable to Georgetown hereunder, including without limitation the manufacturing, sales, use, and other disposition of Licensed Products for a period of five (5) years. Further, Samaritan agrees to permit its books and records to may be examined after Samaritan files it annual statements with the U.S. Securities and Exchange Commission by a certified public accountant of a nationally recognized accounting firm, who is selected and paid for by Georgetown, but no more than once per calendar year, to the extent necessary to verify such reports. Such examination is to be made by Georgetown, at its expense and all such information obtained shall be treated as confidential information pursuant to Article __ hereof. If Samaritan has willfully failed to pay any royalties properly due under this Agreement, Samaritan shall immediately upon notice thereof pay to Georgetown any owed royalties plus interest at the rate of ____ percent (__%) per annum from the date upon which such royalties should have been paid to the date of actual payment to Georgetown.


ARTICLE V
                  Commercial Development of Licensed Products

5.1 Annual Progress Reports. Samaritan shall provide Georgetown annual written progress reports (an "Annual Progress Report"), every September 30th commencing with September 30, 2002 [ENTER YEAR SO THAT FIRST REPORT IS NOT DUE FOR AT LEAST ONE YEAR AFTER THE LICENSE IS GRANTED], detailing the status of any manufacturing, sublicensing, marketing and sales during the previous twelve (12) months as well as Samaritan's plans for the coming year.


5.2 Georgetown's Pull-Back Rights. If within sixty (60) days after Georgetown reviews an Annual Progress Report, Georgetown believes Samaritan is not making reasonable efforts to commercialize an application of the Licensed Technology, Georgetown shall, by written notice to Samaritan, expressly identify in reasonable detail a particular and specific application and/or indication in respect of the Licensed Technology as potentially subject to Georgetown's pull-back rights under this Section 5.2. Upon such notice, Samaritan shall have two (2) years to file with the FDA for Investigational New Drug ("IND") approval with respect to such application and/or indication. In the event that Samaritan fails to file for IND approval within such two (2) year period, or upon Samaritan's written notice to Georgetown of Samaritan's election not to pursue IND approval, the identified application and/or indication shall be excluded from the Field of Use in respect of the licenses granted to Samaritan under this Agreement (hereinafter referred to as "Excluded Application/Indication"). Thereafter, Georgetown shall have the right to grant a license to any independent third party for the Excluded Application/Indication, subject to Samaritan's right of first refusal in respect of any such license within thirty
(30) days of Samaritan's receipt of a copy of all of the applicable information and proposed documentation in respect of such proposed license. If Samaritan exercised it right of first hereunder, Georgetown shall not be permitted to enter into a license with such third party for the Excluded Indication, but Georgetown shall be obligated to promptly enter into such license with Samaritan.

5.3 Development Plans. Samaritan shall consult with Georgetown concerning the selection of Licensed Products and Sublicensees for commercial development and shall keep Georgetown reasonably informed as to which products or applications are under consideration for development or have been selected for development by Samaritan. For each product or application selected for development, Samaritan shall prepare and provide to Georgetown a plan for the development, production, testing and filing of IND applications and New Drug Applications ("NDA") or equivalents thereof. Samaritan shall further provide to Georgetown any material revisions made to such plan by Samaritan.

5.4 Regulatory Approval. Samaritan shall, at its own expense, be responsible for and have the sole right to control the process of seeking any Regulatory Approvals for and conducting clinical trials with respect to any Licensed Product or application of the Licensed Technology.


ARTICLE VI
                        Patents Applications and Patents

6.1 Samaritan To Handle Patent Prosecution. In respect of any Patent Rights related to the Licensed Technology, Samaritan agrees to accept control and financial responsibilities, as hereinafter set forth, for the prosecution, by a patent lawyer, who shall be selected by Samaritan and approved by Georgetown. Such financial responsibilities shall not only include the costs of prosecution but also the payment of maintenance and annuity fees, where required, to maintain said patent applications and patents, if issued, in force and effect for as long as possible. The patent lawyer selected by Samaritan shall be required, at Georgetown's written request, to keep a patent lawyer selected by Georgetown reasonably informed as to the prosecution and maintenance of any Patent Rights related to the Licensed Technology.

6.2 Georgetown's Right To Assume Patent Prosecutions. Georgetown shall have the right, upon ninety (90) days prior written notice to Samaritan and upon Samaritan's willful failure to reasonably pursue any breach within such ninety
(90) days of receipt of such written notice, to assume and continue at its own expense, direction of the prosecution of any applications related to the Patent Rights. Thereupon, Samaritan and the patent lawyer nominated in accordance herewith shall provide in two weeks from Georgetown's request an executed power of attorney and all of the file histories of the patent applications relating to such Patent Rights. Upon receipt of this documentation, Samaritan and the patent attorney nominated by Samaritan shall be relieved of all future responsibilities to prosecute the applications relating to the Patent Rights to which the notice is directed, in which event, Georgetown agrees to use its good faith efforts to apply for, seek prompt issuance of, and maintain during the term of this Agreement, Patent Rights to the extent necessary to cover both broadly and specifically Licensed Products and Licensed Technology. Samaritan shall have reasonable opportunity to advise Georgetown and shall cooperate with Georgetown in such filing, prosecution and maintenance. Georgetown shall use its good faith efforts to furnish Samaritan with copies of any patent application sufficiently in advance of its anticipated filing date to give Samaritan a reasonable opportunity to review and comment thereon.

ARTICLE VII
                               Patent Infringement

7.1 Samaritan To Have First Right To Defend. Upon becoming aware of any infringement or alleged infringement of the Patent Rights, Georgetown or Samaritan, as the case may be, shall promptly give written notice to the other party of any such infringement or alleged infringement of the Patent Rights. Samaritan shall have the first right to defend Patent Rights against any infringers which Samaritan, in its sole discretion, decides is reasonable and necessary for it to undertake. Samaritan shall bring or defend or may settle any such actions; provided, however, that Georgetown shall be entitled in each instance to participate through counsel of its own selection and its own expense. Samaritan shall not join Georgetown as a party-plaintiff in any suit which Samaritan may institute unless necessary for the maintenance of such suit, and then only with the prior knowledge of Georgetown. Georgetown shall execute all documents necessary for the prosecution of any infringement suit brought by Samaritan and provide other such support as Samaritan may require including having its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like. Any and all costs and expenses including legal fees incurred by Samaritan in connection with Samaritan bringing any action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement shall be paid by Samaritan. In the event that Samaritan receives any settlement or recovers any compensation from any person or entity for infringement or alleged infringement of the Patent Rights or in respect to the Licensed Technology, after Samaritan recovers any and all costs and expenses including legal fees incurred by Samaritan in connection therewith, Samaritan shall be entitled to retain ____ percent (__%) of aggregate amount of any recovery or settlement Georgetown shall be entitled to retain _____ percent (__%) of aggregate amount of any recovery or settlement.

7.2 Georgetown's Right To Defend. Any time after becoming aware of any infringement or alleged infringement of the Patent Rights, Georgetown shall have the right to give written notice to Samaritan requesting that Samaritan defend the Patent Rights against such infringement. If within ninety (90) days of such notice from Georgetown, if Samaritan fails to reasonably act to defend such Patent Rights against any infringers, Georgetown shall have the right to defend the Patent Rights against such infringement. In such case, Georgetown shall have the right to bring or defend or may settle any such actions; provided, however, that Samaritan shall be entitled in each instance to participate through counsel of its own selection and its own expense. Georgetown shall not join Samaritan as a party-plaintiff in any suit which Georgetown may institute unless necessary for the maintenance of such suit, and then only with the prior knowledge of Samaritan. Samaritan shall execute all documents necessary for the prosecution of any infringement suit brought by Georgetown and provide other such support as Georgetown may require including having its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like. Any and all costs and expenses including legal fees incurred by either party in connection with Georgetown bringing any action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement shall be paid solely by Georgetown. In the event that Georgetown receives any settlement or recovers any compensation from any person or entity for infringement or alleged infringement of the Patent Rights, Georgetown shall be entitled to retain the entire amount of any such recovery or settlement.

7.3 Notice of Abandonment. Should either Georgetown or Samaritan commence a suit under the provisions of Paragraphs 7.1 or 7.2 and thereafter elect to abandon the same, it shall give timely notice to the other party which may, if it so desires, continue prosecution of such suit.

ARTICLE VIII
                                 Confidentiality

         Each party, its Affiliates and Sublicensees agree that for the term of this Agreement and for a period of five (5) years thereafter, it will treat as confidential, using the same degree of care as it uses for its own proprietary information, and it will not use (except as permitted or contemplated by this Agreement) for its own benefit or for the benefit of any third party, confidential information furnished to it by the other party. Notwithstanding the foregoing, either party shall be free to disclose or use information which (i) becomes generally available to the public other than as a result of disclosure by the receiving party, (ii) the receiving party can demonstrate was available to it on a non-confidential basis prior to its disclosure to the receiving party by the furnishing party, (iii) becomes available to the receiving party on a non-confidential basis from a source other than furnishing party, provided that such source is neither bound by a confidentiality agreement with furnishing party nor otherwise violating a legally protected right of the furnishing party in making such disclosure, (iv) the furnishing party grants written permission to the receiving party to disclose, or (v) is required to be disclosed by applicable statute or regulation or by judicial or administrative process, provided that Samaritan shall use reasonable efforts under the circumstances to notify Georgetown of such requirement so as to provide Georgetown the opportunity to obtain such protective orders or other relief as the compelling court or other entity may grant.


ARTICLE IX
                                 Indemnification

         Samaritan agrees that during the term of this Agreement and thereafter, it will indemnify, defend and hold Georgetown, its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and attorneys' fees, arising out of the death of or injury to any person or persons, or out of any damage to property, and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sales, use, consumption, disposal or advertisement of Licensed Products by Samaritan.


ARTICLE X
                         Representations and Warranties

10.1 Georgetown Representations and Warranties. Georgetown represents and warrants to Samaritan that Georgetown has the right to grant Samaritan the license granted herein and that it has not granted the Patent Rights or any rights in any Licensed Technology to any person or entity, subject to the provisions of Sections 2.5 and 5.2 herein. Georgetown further represents and warrants to Samaritan that Georgetown that (i) it has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by Georgetown of its obligations hereunder knowingly does or knowingly will conflict with or violate any provision of Georgetown's organizational documents, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against Georgetown.

10.2 Samaritan Representations and Warranties. Samaritan represents and warrants to Georgetown that (i) it has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by Samaritan of its obligations hereunder conflict with or violate any provision of Samaritan's certificate of incorporation or bylaws, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against Samaritan.

ARTICLE XI
                              Term and Termination

11.6 Samaritan's Right of Termination. Samaritan shall have the right to terminate this Agreement upon written notice to Georgetown for any reason or for no reason.

11.7 Georgetown's Right of Termination. In the event of that Samaritan fails to make any payment due to Georgetown under this Agreement, Georgetown shall have the right to terminate this Agreement upon sixty (60) days prior written notice if Samaritan fails to pay to Georgetown such amount within such 60-day period.

11.8 Survival. Termination of this Agreement by either party shall mean that all rights and obligations of either party under Articles II, III, V, VI and VII hereof shall be terminated in full on the effective date. Notwithstanding, termination of this Agreement by either party shall not affect any rights or obligations of the parties accrued prior to the effective date of any termination. All of the rights and obligations of the parties under Articles I, IV, VIII, IX, X, XI and XII of this Agreement, shall survive the termination of this Agreement.


ARTICLE XII
                               General Provisions

12.1 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

12.2 Assignment. This Agreement shall not be assignable by Georgetown without the prior written consent of Samaritan, provided, however that Georgetown may assign its rights to receive royalty payments hereunder without such consent. This Agreement shall not be assignable by Samaritan without the prior written consent of Georgetown, provided, however, that (i) Samaritan may assign its rights and obligations under this Agreement, in whole or in part, to any assignee or purchaser of the portion of Samaritan's business associated with a Field of Use, and (ii) Samaritan may assign its rights and obligations under this Agreement, in whole or in part, to any Affiliate of Samaritan without Georgetown's consent.

12.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.4 Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

12.5 Force Majeure. Any delays in performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia applicable to contracts made and to be performed therein.

12.7 Headings. The description headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

12.8 No Waiver. The failure of either party hereto at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision, and any waiver by either party of any breach of provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

12.9 Notice. Any notices, consents, waivers or other communications required or permitted to be given under this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
_____________________or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or
(iii) above, respectively.

12.10 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby, have caused this Exclusive License Agreement to be executed by their respective duly authorized officers as of the day and year first above written.



GEORGETOWN UNIVERSITY


By:  ________________________



SAMARITAN PHARMACEUTICALS, INC.


By:  ______________________________________
         Dr. Janet Greeson
        Chief Executive Officer

                 RESEARCH COLLABORATION AND LICENSING AGREEMENT
                                     BETWEEN
                              GEORGETOWN UNIVERSITY
                                       AND
                         SAMARITAN PHARMACEUTICALS, INC.


                                    EXHIBIT D

                           Form of Warrant Certificate

This COMMON STOCK PURCHASE Warrant ("warranT") HAS NOT been Registered UNDER The securities ACT OF 1933, AS amended (The "AcT"), OR ANY STATE securities LAW. Neither this warrant NOR any Shares OF COMMON STOCK issuable upon exercise hereof NOR ANY interest OR Participation herein or therein may BE SOLD, Assigned, MORTGAGED, Pledged, hypothecated, ENCUMBERED OR Otherwise Transferred EXCEPT IN Compliance WITH THE ACT AND Applicable STATE Securities LAWS.


                         SAMARITAN PHARMACEUTICALS, INC.

                          COMMON STOCK PURCHASE WARRANT


500,000 Shares                                Original Issue Date: June 8, 2001

         This Common Stock Purchase Warrant ("Warrant") is issued in connection with and pursuant to that certain Research Collaboration and Licensing Agreement (the "Research Agreement") dated as of June 8, 2001, by and between SAMARITAN PHARMACEUTICALS, INC., a Nevada corporation (the "Company") and GEORGETOWN UNIVERSITY (the "Holder").

         FOR VALUE RECEIVED, the Holder, is entitled to purchase from the Company, during the period specified in this Warrant, 500,000 fully paid and non-assessable shares ("Warrant Shares") (subject to adjustment as hereinafter provided) of common stock, par value $.001 per share, of the Company ("Common Stock") at the purchase price per share provided in Section 1.2 of this Warrant (the "Warrant Exercise Price"), all subject to the terms and conditions set forth in this Warrant. All terms not otherwise defined herein shall have the meaning ascribed to them in the Research Agreement.

Section 1.        Period for Exercise and Exercise Price.

     1.1 Period for Exercise. The right to purchase shares of Warrant Shares represented by this Warrant shall be immediately exercisable, and shall expire at 5:00 p.m., Eastern Time, May 31, 2011 (the "Expiration Date"). From and after the Expiration Date this Warrant shall be null and void and of no further force or effect whatsoever.

     1.2 Warrant Exercise Price. The Warrant Exercise Price per share of Warrant Shares shall be $1.50 per share (subject to adjustment as hereinafter provided).

Section 2.        Exercise of Warrant.

     2.1 Manner of Exercise. The Holder may exercise this Warrant, in whole or in part, immediately, but not after the Expiration Date, during normal business hours on any business day by surrendering this Warrant to the Company at the principal office of the Company, accompanied by a Warrant Exercise Form in substantially the form annexed hereto duly executed by the Buyer and by payment of the Warrant Exercise Price for the number of shares of Warrant Shares for which this Warrant is then exercisable, in immediately available funds,.

     2.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected on the day on which all requirements of Section 2.1 shall have been met with respect to such exercise. At such time the person in whose name any certificate for shares of Warrant Shares shall be issuable upon such exercise shall be deemed for all corporate purposes to have become the Holder of record of such shares, regardless of the actual delivery of certificates evidencing such shares.

     2.3 Delivery of Stock Certificates. As soon as practicable after each exercise of this Warrant, and in any event no later than 3 days after such exercise, the Company at its expense will issue upon the Holder's submission of the applicable Warrant Exercise Form, a certificate, registered in the name of the Holder for the number of shares of common stock of the Company to which the Buyer shall be entitled to upon such exercise.

Section 3. Adjustment of Purchase Price and Number of Shares. The Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrant shall be adjusted from time to time as follows:

     3.1 Subdivision or Combination of Shares (Stock Splits). If the Company at any time effects a subdivision or combination of the outstanding Common Stock (through a stock split or otherwise), the number of shares of Warrant Shares shall be increased, in the case of a subdivision, or the number of shares of Warrant Shares shall be decreased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

     3.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then the number of shares of Warrant Shares in effect immediately prior to such action shall be proportionately increased so that the Holder hereof may receive upon exercise of the Warrant the aggregate number of shares of Common Stock which he or it would have owned immediately following such action if the Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

     3.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(a) a capital reorganization or reclassification (other than a subdivision, combination or dividend provided for elsewhere in this Section 3), or

(b) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation), the Common Stock issuable upon exercise of the Warrants shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Warrants (or of any securities into which the Warrants are exercised or for which the Warrants are exchanged), so that:

(y) the Holders of Warrants or of such substitute securities shall thereafter be entitled to receive, upon exercise of the Warrants or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such Holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such Holders had exercised their Warrants immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(z) the Warrants or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 3.3.

     3.4 Other Action Affecting Common Stock. If at any time the Company takes any action affecting its Common Stock, other than an action described in any of Sections 3.1 - 3.3 which, in the opinion of the Board of Directors of the Company (the "Board"), would have an adverse effect upon the exercise rights of the Warrants, the Warrant Exercise Price or the kind of securities issuable upon exercise of the Warrants, or both, shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

     3.5 Notice of Adjustments. Whenever the kind or number of securities issuable upon exercise of the Warrants, or both, shall be adjusted pursuant to
Section 3, the Company shall deliver a certificate signed by its Chief Executive Officer and by its Chief Financial Officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Warrant Holder promptly after each adjustment.

Section 4. Reservation of Stock, etc. The Company covenants and agrees that it will at all times have authorized, reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of Warrant Shares from time to time issuable upon the exercise of this Warrant. The Company further covenants and agrees that this Warrant is, and any Warrants issued in substitution for or replacement of this Warrant and all Warrant Shares, will upon issuance be duly authorized and validly issued and, in the case of Warrant Shares, upon issuance will be fully paid and non-assessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

Section 5.        Ownership, Transfer and Substitution of Warrants.

     5.1 Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

     5.2 Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will execute and deliver to the Holder thereof, upon the order of such Holder, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder may direct, for such number of shares with respect to each such Warrant, the aggregate number of shares in any event not to exceed the number of shares for which the Warrant so surrendered had not been exercised.

Section 6. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any liabilities on such holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 7.        Miscellaneous.

     7.1 Amendment and Waiver. This Warrant may be amended with, and only with, the written consent of the Company and the Holder. Any waiver of any term, covenant, agreement or condition contained in this Warrant shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

     7.2 Representations and Warranties to Survive Closing. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Warrant and the issuance of any Warrant Shares upon the exercise hereof.

     7.3 Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Warrant to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Warrant, and in the event that only a portion of any
Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

     7.4 Binding Effect; No Third Party Beneficiaries. All provisions of this Warrant shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, legal representatives, successors, and permitted transferees and assigns. No person other than the holder of this Warrant and the Company shall have any legal or equitable right, remedy or claim under or in respect of, this Warrant.

     7.5 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:______________________________or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     7.6 Taxes, Costs and Expenses. The Company covenants and agrees that it will pay when due and payable any and all federal, state and local taxes (other than income taxes) and any other costs and expenses which may be payable in respect of the preparation, issuance, delivery, exercise, surrender or transfer of this Warrant pursuant to the terms of this Warrant or the issuance of any shares of Warrant Shares as a result thereof. If any suit or action is instituted or attorneys employed to enforce this Warrant or any part thereof, the Company promises and agrees to pay all costs and expenses associated therewith, including reasonable attorneys' fees and court costs.

     7.7 Loss of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification in form and substance acceptable to the Company in its reasonable discretion, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     7.8 Headings. The headings used herein are used for convenience only and are not to be considered in construing or interpreting this Warrant.

                                    * * * * *

         IN WITNESS WHEREOF, the Company intending to be legally bound hereby, has caused its authorized officer to execute and deliver this Common Stock purchase Warrant as of the date first written above.



                                             COMPANY:
                                             SAMARITAN PHARMACEUTICALS, INC.
                                             WARRANT EXERCISE FORM
                                             Date:______________, 20__


=============
-------------

Attention:  ________________

Ladies and Gentlemen: The undersigned, being the registered holder of your Warrant for the purchase of _______________ Warrant Shares issued ____________, 2001 accompanying this letter, hereby irrevocably exercises such Warrant for ____________ shares of Warrant Shares (as defined in said Warrant), and herewith makes payment therefor in accordance with the Warrant, and requests that such shares of Warrant Shares be issued in the name of, and delivered to Georgetown University, at the address shown below the signature line hereof.

If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

GEORGETOWN UNIVERSITY

BY:_________________________
Name:_______________________Title:________________________


ADDRESS:

=======================
=======================

                 RESEARCH COLLABORATION AND LICENSING AGREEMENT
                                     BETWEEN
                              GEORGETOWN UNIVERSITY
                                       AND
                         SAMARITAN PHARMACEUTICALS, INC.


                                    EXHIBIT E


                 GEORGETOWN UNIVERSITY INVENTION DISCLOSURE FORM

PLEASE PRINT OR TYPE RESPONSES.
MUST HAVE FORM SIGNED BY DEPARTMENT CHAIR.
RETURN COMPLETED FORM TO:  __________________________________________

1.       Principal Investigator /Inventor
a)       Name:  ______________________________________________________
b)       Title:  _______________________________________________________
c)       Department: __________________________________________________
d)       Residential Address: ___________________________________________
e)       Citizenship: __________________________________________________
f)       Percentage of Contribution to Invention:  ___________________________

2.       Co-Inventor
a)       Name: ______________________________________________________
b)       Title: _______________________________________________________
c)       Department: __________________________________________________
d)       Residential Address: ___________________________________________
e)       Citizenship: __________________________________________________
f)       Percentage of Contribution to Invention:  ___________________________

3.       Co-Inventor
a)       Name: ______________________________________________________
b)       Title: _______________________________________________________
c)       Department: __________________________________________________
d)       Residential Address: ___________________________________________
e)       Citizenship: __________________________________________________
f)       Percentage of Contribution to Invention:  ___________________________

4.       Co-Inventor
a)       Name: ______________________________________________________
b)       Title: _______________________________________________________
c)       Department: __________________________________________________
d)       Residential Address: ___________________________________________
e)       Citizenship: __________________________________________________
f)       Percentage of Contribution to Invention:  ___________________________

5.       Title of Invention / Manuscript / Paper:

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6.       What is the technical field to which this invention applies?

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7.       What problem are you trying to solve?

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8.       How have others tried to solve this problem in the past?  Please provide relevant publication(s) and/or reference cites to publication(s).

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9.       How has the prior solution(s) failed to completely solve this problem?

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

10.      Describe your solution to the problem.

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11.      Would a competitor be able to get around your solution without significant economic burden?  How or Why not?

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12.      Would you be able to detect whether a competitor is using your invention?  How?

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13.      Is your invention or a similar solution described in whole or in part in manuscripts, reports, grant applications, theses, abstracts? If so, list each document by title, including authors' names and dates of publication or projected date of publication

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

14. Has your invention been described in whole or part in oral presentations, demonstrations, sales pitches and/or catalogues? If so, describe each event, including disclosing party's name and date of disclosure.
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15.      What commercial applications exist for your invention?

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16.      Which companies do you think may be, or are, interested in your invention?

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17.      Identify funds that were used in making the invention.  (University funding from your department, federal funding, commercial funding, INCLUDE GRANT NUMBER)

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         IN WITNESS HEREOF: _____________________________________
__________________ Inventor's Signature Date ___________________________________
__________________ Inventor's Signature Date ___________________________________
__________________ Inventor's Signature Date ___________________________________
__________________ Department Chairman's Signature Date

                 RESEARCH COLLABORATION AND LICENSING AGREEMENT
                                     BETWEEN
                              GEORGETOWN UNIVERSITY
                                       AND
                         SAMARITAN PHARMACEUTICALS, INC.


                                    EXHIBIT F

                                     FORM OF
                           EXCLUSIVE LICENSE AGREEMENT

         [INSERT SHORT NAME FOR TECHNOLOGY]

         This EXCLUSIVE LICENSE AGREEMENT is entered into as of this ____ day of ________, by and between Georgetown University ("Georgetown" or "Licensor"), a not-for-profit academic institution organized under the laws of the District of Columbia, having a principal address at 37th & O Streets, N.W., Washington, D C. and Samaritan Pharmaceuticals, Inc. ("Samaritan" or "Licensee"), a for-profit corporation organized under the laws of the State of Nevada, having a principal place of business at 101 Convention Center Drive, Suite 310, Las Vegas, NV. Capitalized terms used herein and not otherwise defined herein are defined in
Article 1 hereof.


RECITALS

         WHEREAS Georgetown is the owner to certain technology as further defined herein;

         WHEREAS Georgetown wishes to have such technology developed and marketed in order that products resulting therefrom may be available for public use and benefit; and

         WHEREAS Samaritan wishes to acquire a license in respect of such technology for the purpose of undertaking development, to manufacture, use and sell Licensed Products in the Field of Use.

         In consideration of the promises and mutual covenants contained in this Agreement and in order to be legally bound, Georgetown and Samaritan agree to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties contained herein and in order to be legally bound, the parties hereto agree as follows:


ARTICLE I
                                   Definitions

As used herein, the following terms shall have the following meanings:

1.31 "Active Compound" means such pharmaceutically active materials that arise from or out of the Patent Rights and/or such other pharmaceutically active materials as may arise from or out of the Licensed Technology.

1.32 "Affiliate" means any person or entity that directly or indirectly through one or more intermediate controls, or is controlled by, or is under common control with any other entity or person. For this purpose "control" means the ownership or control of 50% or more of the outstanding voting securities of a person or entity, or, in the case of a partnership, the power to appoint or elect 50% or more of the members of the board or management or executive committee (or similar governing body) of the partnership, or the power to otherwise direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting stock or similar rights or the holding of offices in such person or entity, by contract or otherwise.

1.33 "Field of Use" means any and all uses of Active Compound, device, technology or product in any indication subject to the pull-back provision in Section 5.2 hereof.

1.34     "FDA" means the United States Food & Drug Administration.

1.35 "Information" means any and all information, technical data, materials, formulas, pre-clinical data and clinical data, and know-how resulting from or arising out of the Patent Rights and/or the Licensed Technology.

1.36 "Licensed Product" shall mean any product or service, the manufacture, use or sale of which would infringe any Patent Rights (or any claim pending in any patent application included in any Patent Rights, if a patent were to be granted thereon), but for the licenses to be granted pursuant to this Agreement.

1.37    "Licensed Technology" means ____________________________________________
        --------------------------.

1.38 "Master Agreement" means the Research Collaboration And Licensing Agreement entered into as of June 8, 2001, by and between Georgetown and Samaritan, as amended from time to time.

1.39 "Net Sales" means the gross revenue generated by sale or use of the Licensed Product in the form in which it is sold or used, whether or not assembled (and without excluding therefrom any components or subassemblies thereof, whatever their origin and whether or not patent impacted) less the following items: (i) import, export, excise, value added and sales taxes, plus custom duties; (ii) costs of insurance, packing and transportation from the place of manufacture to the customer's premises or point of installation; (iii) normal and customary quantity and cash discounts; (iv) credit for returns, allowances, or trades actually given; and (v) such other items as the parties may mutually agree from time to time.

1.40    "Patent Rights" means ___________________________________ and any and all domestic and foreign patent applications corresponding to such patent rights including, any United States divisions, continuations, continuations-in-part, reissues, or re-examinations thereof, and any and all patents issuing or registered thereto, including reissues and re-examinations thereof.

1.41 "Regulatory Approval" means any approval or clearance by any governmental agency or agencies having authority to regulate the use or sale of any Licensed Product or Licensed Technology in the pertinent jurisdiction or territory.

1.42     "Sponsored Research" has the meaning set forth in the Master Agreement.

1.43 "Sublicensee" means any person or entity other than Samaritan or an Affiliate of Samaritan, licensed by Samaritan to make, have made, use or sell any Licensed Product or the Licensed Technology.

1.44 "Sublicense" means a license granted by Samaritan to a Sublicensee to make, have made, use or sell any Licensed Product or the Licensed Technology.

ARTICLE II
Grant of License

2.1 License. Georgetown hereby grants, and Samaritan hereby accepts, upon the terms and subject to the conditions set forth in this Agreement: (i) an exclusive license in the Field of Use to the Licensed Technology and under the Patent Rights to make, have made, use, import, export, dispose of, and sell the Licensed Products and to practice or use the Licensed Technology anywhere in the world, (ii) to the extent an exclusive license is not available to Samaritan by law in any country, a non-exclusive license in the Field of Use under the Patent Rights to make, have made, use, import, export, dispose of, and sell the Licensed Products and to practice or use the Licensed Technology in such country and (iii) an exclusive license to use the Information anywhere in the world,
(iv) the grant of the exclusive license shall also include a grant of rights to continuation patents, continuation-in part patents, patent extensions, patent renewals, reissue patents and re-examined patents and any and all improvements, discoveries, enhancements, and modifications of the Patent Rights or Licensed Technology arising from or relating to the Sponsored Research after the effective date of the License.

2.2 Sublicenses. Samaritan shall be free to grant Sublicenses hereunder provided the terms and conditions of any Sublicense do not conflict with the terms and conditions of this Agreement in any material respect. A grant of a license to a controlled company shall not deemed to be sublicensed.

2.6 Georgetown's Retained Rights. Georgetown shall retain a limited right to practice or use the Licensed Technology by making, using and distributing Licensed Products for non-commercial research and educational purposes only. Georgetown also retains the right to grant licenses to practice or use the Licensed Technology to not-for-profit entities solely for non-commercial research and educational purposes. Other than directly conducting the Sponsored Research or as expressly set forth in this Section 2.3 and in Section 5.2 hereof, Georgetown shall not have any rights whatsoever to practice, use or license the Licensed Technology.

2.7 Complimentary Intellectual Property. In respect to any complimentary intellectual property, including copyrights, trademarks especially trade secrets (e.g., "show" and "know-how") developed or created by Licensee or any Sublicensee to produce the Licensed Product or perform the licensed process shall be the property of the Licensee. Notwithstanding the foregoing, manuscripts submitted for publication subject to Article 8 of the Master Agreement in any scientific journal shall not be the property of Licensee.


ARTICLE III
                                    Royalties

3.4 Royalties From Net Sales. In further consideration, Samaritan shall pay royalties on Net Sales of each Licensed Product made, used or sold by Samaritan or its Affiliates, in any country where such manufacture, use or sale would, but for the licenses granted hereby, infringe a valid and enforceable claim under any Patent Rights at the royalty rate of [____ percent (__%).] [technologies covered by Georgetown Patent Rights] or [____ percent (__%).] [technologies covered by Joint Patent Rights].

3.5 Royalties From Sublicenses. Samaritan shall pay royalties to Georgetown equal to [_____ percent (__%)] [technologies covered by Georgetown Patent Rights] or [____ percent (__%) for technologies covered by Joint Patent Rights] of Samaritan's net revenue received under any Sublicenses.

3.3      Remittance of Royalties.

         (a) The amount of any royalty payments due hereunder shall be calculated as of the end of each six-month period ending June 30 and December 31, and such payments shall be made within sixty (60) days after the end of such period. Each payment shall be accompanied by a report setting forth: (i) Net Sales of each Licensed Product by Samaritan and its Affiliates on a country-by-country basis, and (ii) net revenue received by Samaritan or any of its Affiliates under any Sublicense. Additionally, such report shall set forth the calculation of the accompanying royalty payment.

         (b) The amount of all royalty payments shall be calculated, and all payments shall be made in U.S. dollars to the extent possible. Conversion of Net Sales from any foreign currency shall be made at the New York foreign exchange selling rates applicable to trading among banks in amounts of one million dollars and more, as quoted at 3 p.m. Eastern time by Bankers Trust Co. in New York on June 30 or December 31, as the case may be, or if such day is not a business day, on the preceding business day.

         (c) Samaritan shall be permitted to deduct or withhold from any royalty payments and pay to the proper authority any and all taxes or fees required by law or regulation to be deducted or withheld with respect to such payments, and all such taxes or fees shall be for the account of Georgetown. Samaritan will obtain and send to Georgetown any receipts for such payments.

         (d) If at any time exchange controls or other restrictions or conditions beyond the control of Samaritan prevent the prompt remittance of the royalties in any country, Georgetown agrees that Samaritan or its Affiliate or Sublicensee may make such payments by depositing the amount thereof in local currency to Georgetown's account in a bank or other depository in such country.

         (f) Royalties payable under Section 3 hereof or any other license granted to Samaritan by Georgetown pursuant to or in connection with the Master Agreement, shall be computed only once with respect to any Net Sales of any products or any Sublicenses, regardless of the number of licenses or patents which relate to a given product or Sublicense.

         (f) Samaritan shall make any payments due under this Agreement by check payable to "Georgetown University." Any such checks shall state that the payment is in connection with the "Exclusive License Agreement -- [insert short name for technology], dated ______________, between Georgetown University and Samaritan Pharmaceuticals, Inc." Such checks shall be mailed to: Director, Research & Technology Development Services, Georgetown University Medical Center, Suite 177, Building D, 4000 Reservoir Road, N.W., Washington, D.C. 20007, or such other person or address as requested in writing by Georgetown.

         (g) In connection with the calculation of the amount of any royalty payments due hereunder, Samaritan shall receive credit for any and all costs, expenses and/or fees related to patent prosecution, maintenance and enforcement, paid by Samaritan or its Affiliates including any such amounts paid by Samaritan to Georgetown University as a reimbursement therefore pursuant to the Master Agreement; and (2) costs, expenses and fees relating to product development, clinical trials and the FDA approval process and/or any other Regulatory Approval process but only to the extent that a Sublicensee expressly reimburses Samaritan for such costs, expenses and fees.

                                   ARTICLE IV
                  Maintenance of Books and Records; Accounting

         Samaritan agrees to maintain, and to use reasonable efforts to require each of its Affiliates and sublicensees to maintain accurate books and records containing sufficient information required to reasonably calculate the royalties payable to Georgetown hereunder, including without limitation the manufacturing, sales, use, and other disposition of Licensed Products for a period of five (5) years. Further, Samaritan agrees to permit its books and records to may be examined after Samaritan files it annual statements with the U.S. Securities and Exchange Commission by a certified public accountant of a nationally recognized accounting firm, who is selected and paid for by Georgetown, but no more than once per calendar year, to the extent necessary to verify such reports. Such examination is to be made by Georgetown, at its expense and all such information obtained shall be treated as confidential information pursuant to Article __ hereof. If Samaritan has willfully failed to pay any royalties properly due under this Agreement, Samaritan shall immediately upon notice thereof pay to Georgetown any owed royalties plus interest at the rate of ____ percent (__%) per annum from the date upon which such royalties should have been paid to the date of actual payment to Georgetown.


                                    ARTICLE V
Commercial Development of Licensed Products

5.1 Annual Progress Reports. Samaritan shall provide Georgetown annual written progress reports (an "Annual Progress Report"), every September 30th commencing with September 30, 200__ [ENTER YEAR SO THAT FIRST REPORT IS NOT DUE FOR AT LEAST ONE YEAR AFTER THE LICENSE IS GRANTED], detailing the status of any manufacturing, sublicensing, marketing and sales during the previous twelve (12) months as well as Samaritan's plans for the coming year.

[INCLUDE THIS SECTION 5.2 FOR ANY LICENSE RELATED TO GEORGETOWN PATENT RIGHTS. EXCLUDE THIS SECTION 5.2 FOR ANY LICENSE RELATED TO JOINTLY OWNED PATENT RIGHTS]

[5.2 Georgetown's Pull-Back Rights. If within sixty (60) days after Georgetown reviews an Annual Progress Report, Georgetown believes Samaritan is not making reasonable efforts to commercialize an application of the Licensed Technology, Georgetown shall, by written notice to Samaritan, expressly identify in reasonable detail a particular and specific application and/or indication in respect of the Licensed Technology as potentially subject to Georgetown's pull-back rights under this Section 5.2. Georgetown's pull back rights under this Section 5.2 inlcudings its right to give notice hereunder shall apply only to a particular and specific application and/or indication in respect of the Licensed Technology and for which all pre-clinical work has been completed and which is otherwise fully ready for IND submission in all reasonable respects. Upon such notice, Samaritan shall have three (3) years (from the date of the Georgetown notice) to file with the FDA for Investigational New Drug ("IND") approval with respect to such application and/or indication. In the event that Samaritan fails to file for IND approval within such three (3) year period, or upon Samaritan's written notice to Georgetown of Samaritan's election not to pursue IND approval, the identified application and/or indication shall be excluded from the Field of Use in respect of the licenses granted to Samaritan under this Agreement (hereinafter referred to as "Excluded Application/Indication"). Thereafter, Georgetown shall have the right to grant a license to any independent third party for the Excluded Application/Indication, subject to Samaritan's right of first refusal in respect of any such license within thirty (30) days of Samaritan's receipt of a copy of all of the applicable information and proposed documentation in respect of such proposed license. If Samaritan exercised it right of first hereunder, Georgetown shall not be permitted to enter into a license with such third party for the Excluded Indication, but Georgetown shall be obligated to promptly enter into such license with Samaritan.]

[5.2 OR 5.3] Development Plans. Samaritan shall consult with Georgetown concerning the selection of Licensed Products and Sublicensees for commercial development and shall keep Georgetown reasonably informed as to which products or applications are under consideration for development or have been selected for development by Samaritan. For each product or application selected for development, Samaritan shall prepare and provide to Georgetown a plan for the development, production, testing and filing of IND applications and New Drug Applications ("NDA") or equivalents thereof. Samaritan shall further provide to Georgetown any material revisions made to such plan by Samaritan.

[5.3 OR 5.4] Regulatory Approval. Samaritan shall, at its own expense, be responsible for and have the sole right to control the process of seeking any Regulatory Approvals for and conducting clinical trials with respect to any Licensed Product or application of the Licensed Technology.


ARTICLE VI
                        Patents Applications and Patents

6.1 Samaritan To Handle Patent Prosecution. In respect of any Patent Rights related to the Licensed Technology, Samaritan agrees to accept control and financial responsibilities, as hereinafter set forth, for the prosecution, by a patent lawyer, who shall be selected by Samaritan. Such financial responsibilities shall not only include the costs of prosecution but also the payment of maintenance and annuity fees, where required, to maintain said patent applications and patents, if issued, in force and effect for as long as possible. The patent lawyer selected by Samaritan shall be required, at Georgetown's written request, to keep a patent lawyer selected by Georgetown reasonably informed as to the prosecution and maintenance of any Patent Rights related to the Licensed Technology.


                                   ARTICLE VII
                               Patent Infringement

7.1 Samaritan To Have First Right To Defend. Upon becoming aware of any infringement or alleged infringement of the Patent Rights, Georgetown or Samaritan, as the case may be, shall promptly give written notice to the other party of any such infringement or alleged infringement of the Patent Rights. Samaritan shall have the first right to defend Patent Rights against any infringers which Samaritan, in its sole discretion, decides is reasonable and necessary for it to undertake. Samaritan shall bring or defend or may settle any such actions; provided, however, that Georgetown shall be entitled in each instance to participate through counsel of its own selection and its own expense. Samaritan shall not join Georgetown as a party-plaintiff in any suit which Samaritan may institute unless necessary for the maintenance of such suit, and then only with the prior knowledge of Georgetown. Georgetown shall execute all documents necessary for the prosecution of any infringement suit brought by Samaritan and provide other such support as Samaritan may require including having its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like. Any and all costs and expenses including legal fees incurred by Samaritan in connection with Samaritan bringing any action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement shall be paid by Samaritan. In the event that Samaritan receives any settlement or recovers any compensation from any person or entity for infringement or alleged infringement of the Patent Rights or in respect to the Licensed Technology, after Samaritan recovers any and all costs and expenses including legal fees incurred by Samaritan in connection therewith, Samaritan shall be entitled to retain ______ percent (__%) of aggregate amount of any recovery or settlement Georgetown shall be entitled to retain ______ percent (__%) of aggregate amount of any recovery or settlement. [_____ PERCENT (__%) FOR LICENSES RELATING TO THE GEORGETOWN PATENT RIGHTS] OR [____ PERCENT (__%) FOR LICENSES RELATING TO THE JOINT PATENT RIGHTS.]

7.2 Georgetown's Right To Defend. Any time after becoming aware of any infringement or alleged infringement of the Patent Rights, Georgetown shall have the right to give written notice to Samaritan requesting that Samaritan defend the Patent Rights against such infringement. If within ninety (90) days of such notice from Georgetown, if Samaritan fails to reasonably act to defend such Patent Rights against any infringers, Georgetown shall have the right to defend the Patent Rights against such infringement. In such case, Georgetown shall have the right to bring or defend or may settle any such actions; provided, however, that Samaritan shall be entitled in each instance to participate through counsel of its own selection and its own expense. Georgetown shall not join Samaritan as a party-plaintiff in any suit which Georgetown may institute unless necessary for the maintenance of such suit, and then only with the prior knowledge of Samaritan. Samaritan shall execute all documents necessary for the prosecution of any infringement suit brought by Georgetown and provide other such support as Georgetown may require including having its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like. Any and all costs and expenses including legal fees incurred by either party in connection with Georgetown bringing any action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement shall be paid solely by Georgetown. In the event that Georgetown receives any settlement or recovers any compensation from any person or entity for infringement or alleged infringement of the Patent Rights, Georgetown shall be entitled to retain the entire amount of any such recovery or settlement.

7.3 Notice of Abandonment. Should either Georgetown or Samaritan commence a suit under the provisions of Paragraphs 7.1 or 7.2 and thereafter elect to abandon the same, it shall give timely notice to the other party which may, if it so desires, continue prosecution of such suit.


ARTICLE VIII
                                 Confidentiality

         Each party, its Affiliates and Sublicensees agree that for the term of this Agreement and for a period of five (5) years thereafter, it will treat as confidential, using the same degree of care as it uses for its own proprietary information, and it will not use (except as permitted or contemplated by this Agreement) for its own benefit or for the benefit of any third party, confidential information furnished to it by the other party. Notwithstanding the foregoing, either party shall be free to disclose or use information which (i) becomes generally available to the public other than as a result of disclosure by the receiving party, (ii) the receiving party can demonstrate was available to it on a non-confidential basis prior to its disclosure to the receiving party by the furnishing party, (iii) becomes available to the receiving party on a non-confidential basis from a source other than furnishing party, provided that such source is neither bound by a confidentiality agreement with furnishing party nor otherwise violating a legally protected right of the furnishing party in making such disclosure, (iv) the furnishing party grants written permission to the receiving party to disclose, or (v) is required to be disclosed by applicable statute or regulation or by judicial or administrative process, provided that Samaritan shall use reasonable efforts under the circumstances to notify Georgetown of such requirement so as to provide Georgetown the opportunity to obtain such protective orders or other relief as the compelling court or other entity may grant.


ARTICLE IX
                                 Indemnification

         Samaritan agrees that during the term of this Agreement and thereafter, it will indemnify, defend and hold Georgetown, its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and attorneys' fees, arising out of the death of or injury to any person or persons, or out of any damage to property, and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sales, use, consumption, disposal or advertisement of Licensed Products by Samaritan.

ARTICLE X
Representations and Warranties

10.1 Georgetown Representations and Warranties. Georgetown represents and warrants to Samaritan that Georgetown has the right to grant Samaritan the license granted herein and that it has not granted the Patent Rights or any rights in any Licensed Technology to any person or entity, subject to the provisions of Sections 2.5 and 5.2 herein. Georgetown further represents and warrants to Samaritan that Georgetown that (i) it has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by Georgetown of its obligations hereunder knowingly does or knowingly will conflict with or violate any provision of Georgetown's organizational documents, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against Georgetown.

10.2 Samaritan Representations and Warranties. Samaritan represents and warrants to Georgetown that (i) it has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by Samaritan of its obligations hereunder conflict with or violate any provision of Samaritan's certificate of incorporation or bylaws, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against Samaritan.


ARTICLE XI
                              Term and Termination

11.9 Samaritan's Right of Termination. Samaritan shall have the right to terminate this Agreement upon written notice to Georgetown for any reason or for no reason.

11.10 Georgetown's Right of Termination. In the event of that Samaritan fails to make any payment due to Georgetown under this Agreement, Georgetown shall have the right to terminate this Agreement upon sixty (60) days prior written notice if Samaritan fails to pay to Georgetown such amount within such 60-day period.

11.11 Survival. Termination of this Agreement by either party shall mean that all rights and obligations of either party under Articles II, III, V, VI and VII hereof shall be terminated in full on the effective date. Notwithstanding, termination of this Agreement by either party shall not affect any rights or obligations of the parties accrued prior to the effective date of any termination. All of the rights and obligations of the parties under Articles I, IV, VIII, IX, X, XI and XII of this Agreement, shall survive the termination of this Agreement.


ARTICLE XII
                               General Provisions

12.1 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

12.2 Assignment. This Agreement shall not be assignable by Georgetown without the prior written consent of Samaritan, provided, however that Georgetown may assign its rights to receive royalty payments hereunder without such consent. This Agreement shall not be assignable by Samaritan without the prior written consent of Georgetown, provided, however, that (i) Samaritan may assign its rights and obligations under this Agreement, in whole or in part, to any assignee or purchaser of the portion of Samaritan's business associated with a Field of Use, and (ii) Samaritan may assign its rights and obligations under this Agreement, in whole or in part, to any Affiliate of Samaritan without Georgetown's consent.

12.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.4 Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

12.5 Force Majeure. Any delays in performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia applicable to contracts made and to be performed therein.

12.7 Headings. The description headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

12.8 No Waiver. The failure of either party hereto at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision, and any waiver by either party of any breach of provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

12.9 Notice. Any notices, consents, waivers or other communications required or permitted to be given under this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
________________________or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or
(iii) above, respectively.

12.10 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof.


                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby, have caused this Exclusive License Agreement to be executed by their respective duly authorized officers as of the day and year first above written.



GEORGETOWN UNIVERSITY


By:  ________________________

SAMARITAN PHARMACEUTICALS, INC.


By:  ______________________________________
             Dr. Janet Greeson
             Chief Executive Officer